UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

WHERE FOOD COMES FROM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-133624	43-1802805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 400
Castle Rock, Colorado	80104
(Address of Principal Executive Offices)	(Zip Code)

(303) 895-3002

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WFCF	OTC Markets Group

Item 5.07	Submission of Matters to a Vote of Shareholders

On May 7, 2020, the Company held its 2020 Annual Meeting of Stockholders. Each proposal subject to a vote at the 2020 Annual Meeting was described in detail in the Company’s 2020 Proxy Statement. With respect to each of the proposals the Company’s stockholders voted as indicated below.

1.	Election of Directors		For	Withheld
	●	John Saunders	15,841,100	25,579
	●	Leann Saunders	15,841,100	25,579
	●	Peter C. Lapaseotes, Jr.	15,841,100	25,579
	●	Adam Larson	15,841,100	25,579
	●	Robert Van Schoick II	15,841,100	25,579
	●	Tom Heinen	15,841,100	25,579
	●	Graeme P. Rein	15,841,100	25,579
	●	Michael D. Smith	15,841,100	25,579

		For	Against	Abstain
2.	To ratify the appointment of Causey, Demgen & Moore, P.C. as the independent registered public accounting firm of the Company for the year-ending December, 31 2020.	19,885,162	9,958	353,572

		For	Against	Abstain
3.	To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers.	14,989,803	34,861	844,015

		1 Year	2 Year	3 Year	Abstain
4.	Recommendation, by non-binding advisory vote, the frequency of future advisory votes on executive compensation	1,259,243	191,511	14,209,066	208,859

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC. (Registrant)

	By:	/s/ Dannette Henning
Date: May 11, 2020		Dannette Henning
Chief Financial Officer